UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 25, 2019

SIMPLICITY ESPORTS AND GAMING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-38188	82-1231127
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7000 W. Palmetto Park Rd., Suite 210

Boca Raton, FL 33433

(Address of Principal Executive Offices)

(855) 345-9467

Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On July 25, 2019, Simplicity Esports and Gaming Company (the “Company”) entered an Agreement and Plan of Merger (the “Merger Agreement”) with Esports Merger Sub, Inc., a wholly owned subsidiary of the Company (“Merger Sub”), PLAYLive Nation, Inc. (“PLAYLive”), Duncan Wood, Robert J. Steinberger, Eric J. Charneski, Jordan C. Jenson, and Alec T. Carpenter (collectively, Messrs. Wood, Steinberger, Charneski, Jenson and Carpenter are referred to herein as the “Stockholders”), and Mr. Wood in his capacity as representative of the Stockholders (the “Stockholder Representative”), pursuant to which the Company agreed to acquire 100% of the issued and outstanding common stock of PLAYLive by way of a merger (the “Merger”) pursuant to which Merger Sub will merge with and into PLAYLive, with PLAYLive surviving the Merger and continuing as a wholly owned subsidiary of the Company, in exchange for 750,000 shares of the Company’s common stock (the “Merger Consideration”).

The name of the surviving corporation will remain “PLAYLive Nation, Inc.” Unless otherwise determined by the Company prior to the effective time of the Merger, the Certificate of Incorporation of the surviving corporation will be the certificate of incorporation of PLAYLive as in effect immediately prior to the effective time of the Merger. Unless otherwise determined by the Company prior to the effective time of the Merger, the bylaws of the surviving corporation will be the bylaws of PLAYLive as in effect immediately prior to the effective time of the Merger. The directors and officers of Merger Sub immediately prior to the effective time of the Merger will be the directors and officers, respectively, of PLAYLive.

At the effective time of the Merger, by virtue of the Merger and without any action on the part of Merger Sub, PLAYLive or the holders of shares of PLAYLive common stock, each share of PLAYLive common stock issued and outstanding immediately prior to the effective time of the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement will be cancelled and extinguished and will be converted automatically into the right to receive the per share Merger Consideration upon surrender of the certificate representing such shares of PLAYLive common stock as provided in the Merger Agreement. Each share of common stock of Merger Sub issued and outstanding immediately prior to the effective time of the Merger will be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of PLAYLive. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of PLAYLive.

Promptly following the effective time of the Merger, the Company will make available for exchange in accordance with the terms of the Merger Agreement that portion of the Merger Consideration issuable pursuant to the Merger Agreement in exchange for outstanding PLAYLive common stock, provided, however, that the Company will deposit into escrow 75,000 shares of Company common stock out of the aggregate Merger Consideration otherwise issuable to the Stockholders pursuant to the Merger Agreement as partial security for the indemnification obligations set forth in the Merger Agreement. No fractional shares will be issued in connection with the Merger. The number of shares of Company common stock to be issued to each Stockholder in connection with the Merger (after aggregating all fractional shares of Company common stock that otherwise would be received by such holder) will be rounded up to the next whole share in lieu of such fractional share.

At the closing of the Merger, PLAYLive will have not less than $10,000 in cash net of issued but uncleared checks, ACHs, and drafts, on deposit in PLAYLive’s principal bank account (“Minimum Cash”). Within 60 days after the closing date, the Company may deliver a notice to the Stockholder Representative setting forth a description of any item which caused Minimum Cash to exceed or fall below $10,000 and the actual amount of Minimum Cash on deposit in PLAYLive’s principal bank account as of the closing (a “Minimum Cash Adjustment Notice”). If the actual amount of Minimum Cash as of the closing is more than $10,000, then the Company will pay to the Stockholder Representative (for distribution to the Stockholders), the amount by which Minimum Cash exceeds $10,000 provided, however, in no event shall the cash payment exceed an amount that will permit the transactions contemplated by the Merger Agreement to qualify for the intended tax treatment. If the actual amount of Minimum Cash as of the closing is less than $10,000, then the Stockholder Representative (on behalf of the Stockholders) will pay to the Company the amount by which Minimum Cash is less than $10,000.

Concurrently with execution of the Merger Agreement, the Stockholders will execute and deliver a restrictive covenant agreement as provided in the Merger Agreement. At closing, each of Messrs. Wood, Jenson, and Carpenter will enter into an employment agreement with PLAYLive, and each of the Stockholders will enter into a one-year lock-up agreement with the Company.

The completion of the Merger is subject to certain customary closing conditions. The Merger Agreement is not subject to a financing condition. The parties have made customary representations, warranties and covenants in the Merger Agreement.

The Merger Agreement contains certain termination rights that may be exercised by the Company or PLAYLive, as applicable, including in the event that (i) both parties agree by mutual written consent to terminate the Merger Agreement, or (ii) the Merger is not consummated by October 1, 2019.

The Merger is intended to be a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Merger Agreement is intended to be a “plan of reorganization” within the meaning of the regulations promulgated under Section 368(a) of the Code and for the purpose of qualifying as a tax-free transaction for federal income tax purposes.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the actual Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

As disclosed in Item 1.01 of this Current Report on Form 8-K, on July 25, 2019, the the Company entered into the Merger Agreement. The Merger contemplated by the Merger Agreement closed on July 30, 2019.

The foregoing description of the Merger Agreement and the related transactions appearing in Items 1.01 and 3.02 hereof is incorporated herein by reference. Such description does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Items 1.01 and 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.
2.1	Agreement and Plan of Merger dated as of July 25, 2019 by and between the registrant, Esports Merger Sub, Inc., PLAYLive Nation, Inc., Duncan Wood, Robert J. Steinberger, Eric J. Charneski, Jordan C. Jenson, and Alec T. Carpenter, and Duncan Wood in his capacity as representative of the stockholders,

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Simplicity Esports and Gaming Company

Date: August 1, 2019	By:	/s/ Jed Kaplan
Jed Kaplan
Chief Executive Officer and interim Chief Financial Officer